Exhibit 99.1

INSPIREMD ANNOUNCES PRICING OF UPSIZED $18 MILLION UNDERWRITTEN PUBLIC OFFERING

Tel Aviv, Israel / February 4, 2021 / InspireMD, Inc. ("InspireMD") (NYSE:NSPR), a medical device company focused on the development and commercialization of proprietary MicroNet stent platform technology for the treatment of vascular and coronary diseases in Europe, Latin America, the Middle East and Asia, today announced the pricing of an upsized underwritten public offering of securities for gross proceeds of $18 million (or $20.7 million if the underwriters exercise their option to purchase additional securities) prior to deducting underwriting discounts and estimated offering expenses payable by InspireMD.

The offering is comprised of 29,032,258 Units, priced at a public offering price of $0.62 per Unit, with each Unit consisting of one share of Common Stock and one Series G Warrant to purchase one-half of one share of Common Stock, at an exercise price of $0.682 per share and expiring on the fifth anniversary of the date of issuance.

The closing of the offering is expected to take place on or about February 8, 2021, subject to the satisfaction or waiver of customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole book-running manager in connection with the offering.

A total of 29,032,258 Units will be issued and sold in the offering. In addition, InspireMD has granted the underwriters a 45-day option to purchase up to 4,354,838 Units consisting of 4,354,838 shares of Common Stock and/or 2,177,419 Series G Warrants, solely to cover over-allotments, if any. The securities were offered pursuant to a registration statement on Form S-1 (File No. 333-252199), which was declared effective by the U.S. Securities and Exchange Commission ("SEC") on February 3, 2021.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The offering is being made solely by means of a prospectus. A final prospectus relating to this offering will be filed by InspireMD with the SEC. When available, copies of the final prospectus can be obtained at the SEC's website at www.sec.gov or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, New York 10022, or by email at prospectus@allianceg.com.

About InspireMD

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free, long-term outcomes. For more information, visit www.inspiremd.com. InspireMD routinely posts information that may be important to investors in the Investors section of its website.

Forward-Looking Statement

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements in this press release include, but are not limited to, statements related to the offering of InspireMD’s units, including the closing of the offering and the satisfaction of customary closing conditions to the offering. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond InspireMD’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of InspireMD’s existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of InspireMD’s products, (iv) the impact of the COVID-19 pandemic on InspireMD’s manufacturing, sales, business plan and the global economy, (v) intense competition in the medical device industry from much larger, multinational companies, (vi) product liability claims, (vii) product malfunctions, (viii) limited manufacturing capabilities and reliance on subcontractors for assistance, (ix) insufficient or inadequate reimbursement by governmental and other third party payers for InspireMD’s products, (x) efforts to successfully obtain and maintain intellectual property protection covering InspireMD’s products, which may not be successful, (xi) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xii) reliance on single suppliers for certain product components, (xiii) the fact that InspireMD will need to raise additional capital to meet its business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiv) the fact that InspireMD conducts business in multiple foreign jurisdictions, exposing it to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about InspireMD and the risk factors that may affect the realization of forward-looking statements is set forth in InspireMD’s filings with the SEC, including InspireMD’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. Except as required by SEC rules, InspireMd assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com